Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12

DUPREE MUTUAL FUNDS

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DUPREE MUTUAL FUNDS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 26, 2004

September 10, 2004

The Annual Meeting of Shareholders of Dupree Mutual Funds, a Kentucky business trust, (the “Trust”), will be held at the Hyatt Regency Hotel, 401 West High Street, Lexington, Kentucky 40507, on Tuesday, October 26, 2004 at, 10:00 A. M., Lexington time, for the following purposes:

1.	Election of Trustees

2.	Ratification or rejection of independent certified public accountants

3.	Other business

Shareholders are cordially invited to meet with the officers and Trustees of the Trust prior to the meeting, beginning at 9:30 A.M. at the Hyatt Regency Hotel. This notice of annual meeting, proxy statement and proxy are first being delivered or mailed to shareholders on September 28, 2004.

MICHELLE M. DRAGOO
Secretary

125 South Mill Street

Lexington, Kentucky 40507

YOUR VOTE IS IMPORTANT!

Shareholders are urged to read carefully and follow the instructions on the enclosed proxy card, indicate their choices as to each of the matters to be acted upon, and to date, sign, and return the completed and signed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your prompt return of the proxy will help the Trust avoid the additional expense of further solicitation to assure a quorum at the meeting.

DUPREE MUTUAL FUNDS

Annual Meeting of Shareholders

October 26, 2004

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Dupree Mutual Funds, a Kentucky business trust, (the “Trust”), for use at the Annual Meeting of Shareholders of the Trust to be held on October 26, 2004, and at any and all adjournments thereof.

If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon by the shareholders. Executed proxies that are unmarked will be voted:

1.	for the nominees of the Board of Trustees of the Trust in the election of Trustees, and

2.	in favor of the ratification of the selection of independent certified public accountants for the Trust

3.	in favor of Trustees’ use of discretion in acting upon any and all other matters which may properly come before the meeting and any adjournments thereof.

	1. ELECTION OF TRUSTEES	2. RATIFY OR REJECT INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT	3. USE OF TRUSTEE DISCRETION
Alabama Tax-Free Income Series	CUMULATIVE VOTE	VOTE	VOTE
Kentucky Tax-Free Income Series	CUMULATIVE VOTE	VOTE	VOTE
Kentucky Tax-Free Short-to-Medium Series	CUMULATIVE VOTE	VOTE	VOTE
Mississippi Tax-Free Income Series	CUMULATIVE VOTE	VOTE	VOTE
North Carolina Tax-Free Income Series	CUMULATIVE VOTE	VOTE	VOTE
North Carolina Tax-Free Short-to-Medium Series	CUMULATIVE VOTE	VOTE	VOTE
Tennessee Tax-Free Income Series	CUMULATIVE VOTE	VOTE	VOTE
Tennessee Tax-Free Short-to-Medium Series	CUMULATIVE VOTE	VOTE	VOTE
Intermediate Government Bond Series	CUMULATIVE VOTE	VOTE	VOTE

Any proxy may be revoked at any time prior to its exercise by a written notice of revocation addressed to and received by the Secretary of the Trust, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

As of September 10, 2004, there were 119,060,779,721 shares of beneficial interest of the Trust outstanding, being comprised of:

495,914.389	shares of Alabama Tax-Free Income Series
83,584,346.682	shares of Kentucky Tax-Free Income Series
19,052,663.365	shares of Kentucky Tax-Free Short-to-Medium Series
297,153.219	shares of Mississippi Tax-Free Income Series
3,604,358.992	shares of North Carolina Tax-Free Income Series
1,554,269.285	shares of North Carolina Tax-Free Short-to-Medium Series,
6,598,862.047	shares of Tennessee Tax-Free Income Series
1,924,090.832	shares of Tennessee Tax-Free Short-to-Medium Series, and
1,949,120.910	shares of Intermediate Government Bond Series

all having no par value. As of that date, no person was known to the Trust to be the beneficial owner of more than five percent of the outstanding shares of the Kentucky Tax-Free Income Series and the North Carolina Tax-Free Income Series.

As of that date, the following persons were known to the Trust to be beneficial owners of shares of more than five percent of the outstanding shares of the following Series:

Name(s) of Share Owners	Amount of Beneficial Ownership	Percent of Shares Held
Alabama Tax-Free Income Series
Lillian P. Bryan	78,917.25	15.91%
James P. Walker	34,042.94	6.86%
KY Tax-Free Short-to-Medium Series
Unified Trust Company NA	1,097,643.85	5.76%
Mississippi Tax-Free Income Series
Earline F. Raines	25,266.81	8.50%
Roy B. Fulton	18,682.72	6.29%
Thomas E. Drake	16,480.31	5.55%
Mary T. Lackey	15,603.78	5.25%
NC Tax-Free Short-to-Medium Series
Memphis Commerce Square	103,101.26	6.63%
National Investors	77,961.92	5.02%
TN Tax-Free Income Series
SEI Trust Co.	1,232,956.44	18.68%
TN Tax-Free Short-to-Medium Series
John Dicken, Jr.	179,778.57	9.34%
Intermediate Government Bond Series
Shield Ayres Foundation	109,716.88	5.62%

As of that date, the Trustees and Officers of the Trust, as a group beneficially owned, directly or indirectly 1,658,742.63 shares representing approximately 1.39% of the outstanding shares.

A copy of the annual report of Dupree Mutual Funds for the fiscal year ended June 30, 2004, including financial statements, has been mailed to shareholders of record at the close of business on that date, and to persons who became shareholders of record between that time and the close of business on September 10, 2004, the record date for the determination of the shareholders who are entitled to be notified of and to vote at the meeting. Copies of the annual report may be obtained by shareholders free of charge by contacting the Trust at P.O. Box 1149, Lexington, KY 40588-1149 or calling (800) 866-0614.

Shareholders are entitled to one vote for each full share, and a proportionate vote for each fractional share, of the Trust held as of the record date except with respect to the election of Trustees, as to which cumulative voting shall apply. In accordance with Kentucky law, shares owed by three or more persons as co-fiduciaries will be voted in accordance with the will of the majority of such fiduciaries, unless a written instrument or court order providing to the contrary has been filed with the Secretary of the Trust.

A majority of the shares of the Trust entitled to vote shall constitute a quorum for the transaction of business. A majority of the shares voted, at a meeting where a quorum is present, shall decide any questions, except where a different vote is specified by the Investment Company Act of 1940, and a plurality shall elect a Trustee. If no instruction is given on a proxy, the proxy will be voted in favor of the nominees as trustees and in favor of selection of Ernst & Young LLP to serve as independent certified public accountants. Abstentions and broker no-votes will not count toward a quorum though they will be counted with the majority of votes cast on any item of business if a quorum is present. With respect to proposals requiring approval of a majority of shareholders under the Investment Company Act of 1940 abstentions and broker no-votes will count towards a quorum. This will have the effect of a vote against those proposals. Abstentions and broker no-votes will not affect the outcome of the vote for Trustees.

The costs of the meeting, including the solicitation of proxies, will be paid by the Trust. Persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending soliciting material to the principals of the accounts. In addition to the solicitation of proxies by mail, officers and Trustees of the Trust may solicit proxies in person or by telephone.

The date of this Proxy Statement is September 10, 2004.

1.	ELECTION OF TRUSTEES

The Trust’s Board of Trustees has nominated the five (5) persons listed below for election as Trustees for the ensuing year, each to hold office until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All of the nominees are members of the present Board of Trustees of the Trust and are independent of the Trust’s Investment Adviser. Rules recently promulgated by the Securities and Exchange Commission will require that 75% of the Board of Trustees (Directors) of a mutual fund be “independent” from the investment adviser, promoter or underwriter. The Trustees have determined to stay “ahead of the curve” and have chosen to have the Board of Trustees to be 100% independent. This means that the Trustees’ sole objective is to represent the shareholders of the Trust. Messrs. Dupree and Griggs will continue to serve as officers of the Trust and attend all meetings of the Board of Trustees.

A shareholder using the enclosed form of proxy can vote for all or any of the nominees of the Board of Trustees or can withhold his or her vote from all or any of such nominees. If the proxy card is properly executed but unmarked it will be voted for all of the nominees. Each of the nominees has agreed to serve as a Trustee if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Trustees of the Trust may recommend.

In electing Trustees, shareholders are entitled to exercise cumulative voting rights. Under cumulative voting, each shareholder has the right to cast, in person or by proxy, an aggregate amount of votes equal to the number of shares held by such shareholder, multiplied by the number of Trustees to be elected, and the shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates. The accompanying form of proxy confers cumulative voting rights on the persons named thereon as proxies.

Nominees for Trustee

Name, Address, And Age	Positions(s) Held With Trust	Term of Office And Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee Or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
Lucy A. Breathitt 1703 Fairway Drive Lexington, KY 40502 Age: 67	Trustee of Dupree Mutual Funds	One Year Term; 8 Years of Service	Alexander Farms (farming, cattle and tobacco)	9

Name, Address, And Age	Positions(s) Held With Trust	Term of Office And Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee Or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
William A. Combs, Jr. 111 Woodland Avenue, #510, Lexington, KY 40502 Age: 64	Chairman of the Board of Trustees and Trustee of Dupree Mutual Funds	One Year Term; 16 Years of Service	Secretary, Treasurer, Director, Dana Motor Company, Cincinnati, OH; Secretary, Treasurer, Director, Freedom Dodge, Lexington, KY; Secretary, Treasurer, Director, Ellerslie Reality, Inc., Lexington, KY; Partner, Forkland Development Company, Lexington, KY; Partner, Lexland, Lexington, KY (real estate)	9	Director, First Security Bank, Lexington, KY
C. Timothy Cone, 201 West Short Street, Lexington, KY 40507 Age: 60	Trustee	One Year Term; 2 Year of Service	President, Gess, Mattingly & Atchison, P.S.C. (law firm)	9	Advisory Director of PNC Bank, Kentucky

J. William Howerton, 3954 Primrose Place, Paducah, KY 42001 Age: 72	Trustee and Chairman of Nominating Committee of Dupree Mutual Funds	One Year Term; 4 Years of Service	Judge (retired) KY Court of Appeals; Self Employed Mediator, Arbitrator and Special Judge	9

William S. Patterson, 367 West Short Street, Lexington, KY 40507 Age: 72	Trustee and Chairman of Audit Committee of Dupree Mutual Funds	One Year Term; 25 Years of Service	President, CEO, Cumberland Surety Co., Lexington, KY; President, Patterson & Co., Frankfort, KY (real estate development, thoroughbred horse-breeding, farming)	9

Officers
Thomas P. Dupree, Sr. 125 South Mill Street Lexington, KY 40507 Age: 74	President and Trustee of Dupree Mutual Funds Elected President by Trustees	Annual Term; 25Years of Service	Chairman of the Board of Dupree & Company, Inc. (broker/dealer/investment adviser)	N/A	Director, Office Suites Plus (short term office leasing)

Name, Address, And Age	Positions(s) Held With Trust	Term of Office And Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee Or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
William T. Griggs II 125 South Mill Street Lexington, KY 40507 Age: 53	Vice President and Trustee of Dupree Mutual Funds. Elected Vice President by Trustees	Annual Term; 12 Years of Service	President, Dupree & Company, Inc. (broker/dealer/investment adviser)	N/A	N/A

Michelle M. Dragoo 125 South Mill Street Lexington, KY 40507 Age: 43	Vice President, Secretary, Treasurer; elected Vice President, Secretary & Treasurer by Trustees	Annual Term; 7 years of Service as Vice President, 5 years of Service as Secretary, Treasurer	Vice President, Secretary, Treasurer of Dupree & Company, Inc. (broker/dealer/investment adviser)	N/A	N/A

Alison L. Arnold 125 South Mill Street Lexington, KY 40507 Age: 44	Assistant Vice President; elected Assistant Vice President by Trustees	Annual Term; 12 years of Service	Assistant Vice President of Dupree & Company, Inc. (broker/dealer/investment adviser)	N/A	N/A

Gay M. Elste P.O. Box 22219 Lexington, KY 40522 Age: 53	Compliance Officer; elected by Trustees	Annual Term; (initial year) 23 years of service as legal counsel to Trust	Darsie & Elste (Attorneys); Austruther Farm (farming, cattle and horses)	N/A	N/A

*	Thomas P. Dupree, Sr. and William T. Griggs II are “interested persons” of the Trust’s Investment Adviser within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 by virtue of their officership, directorship and/or employment with Dupree & Company, Inc. Dupree & Company, Inc. also serves as the Trust’s Transfer Agent. For the fiscal year ended June 30, 2004, the Trust paid to Dupree & Company, Inc. investment advisory fees and transfer agent fees totaling $4,806,840.

During the past five years none of the “Non Interested” Trustees or Nominees of the Trust or any of their immediate family members has had any direct or indirect interest in the investment adviser of the Trust or of any entity having any direct or indirect control of the investment adviser.

Name of Trustee or Nominee	Dollar Range of Equity Securities in the Trust as of September 10, 2004
Lucy A. Breathitt	Over $100,000
William A. Combs, Jr.	Over $100,000
C. Timothy Cone	Over $100,000
J. William Howerton	Over $100,000
William S. Patterson	Over $100,000

Name of Person, Position	Aggregate Compensation From Trust	Pension or Retirement Benefits Accrued As Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust and Trust Complex Paid to Trustees
Lucy A. Breathitt Trustee	$16,000	None-No Pension or Retirement Plan	None	$16,000

William A. Combs, Jr. Chairman Trustee	$16,000	None-No Pension or Retirement Plan	None	$16,000

C. Timothy Cone Trustee	$16,000	None-No Pension or Retirement Plan	None	$16,000

J. William Howerton Trustee, Chairman of Nominating Committee	$16,000	None-No Pension or Retirement Plan	None	$16,000

William S. Patterson, Trustee, Chairman of Audit Committee	$16,000	None-No Pension or Retirement Plan	None	$16,000

The Board of Trustees has authorized the payment of a fee of $14,000 to each of the non-interested Trustees for the fiscal year ending June 30, 2005, plus a fee of $1,000 to each of the non-interested Trustees for each audit committee meeting attended.

The Board of Trustees has an audit committee, a nominating committee, and a valuation committee each comprised of all of the non-interested trustees, but it does not have an executive committee. The audit committee, the nominating committee and the valuation committee have been established pursuant to the Trust’s By-laws and not by separate charter. The audit committee receives the SEC required communication from the independent auditor, meets with the independent auditor to discuss the annual audit, internal controls and any additional issues or concerns identified by the auditor or trustees. The audit committee then meets with the investment advisor/transfer agent to discuss the annual audit, internal controls and any additional issues. The audit committee then recommends to the Board of Trustees that the audited financial statements be included in the annual report to shareholders. The audit committee selects the independent auditor and recommends ratification of the selection to the board of Trustees and shareholders of the Trust, identifies to the independent auditor any matters to be reviewed by the independent auditor, and approves the fees to be charged to the Trust by the independent auditor. The audit committee met twice during the fiscal year ended June 30, 2004, with all members in attendance. The audit committee has not identified a “financial expert,” believing that the collective experience and expertise of all of the audit committee members in assessing the performance of companies and the evaluation of financial statements is sufficient to assess the issues which can reasonably be expected to be raised by the Trust’s financial statements.

The nominating committee nominates the persons to serve as the Trustees, with said nominees to be submitted to the shareholders at their annual meeting. The nominating committee will consider nominees recommended by security holders when a vacancy occurs among the non interested trustees, in which event any security holder needs to write to the Trust identifying the nominee and providing information about his/her qualifications. All shareholders may communicate directly to any officer or Trustee at their own addresses provided by this Proxy Statement, the Trust’s Annual Report or Statement of Additional Information. Shareholder communications may be sent to the Trust for forwarding to Trustees or officers. All shareholder communications will be relayed to the Trustees.

All nominees attended the October 29, 2003, Annual Meeting and all of the four meetings of the Board of Trustees, the two meetings of the audit committee and the one meeting of the nominating committee during the fiscal year ended June 30, 2004. The valuation committee did not meet during the fiscal year ended June 30, 2004.

At the October 29, 2003, Annual Meeting of Shareholders, 112,541,621.069 Dupree Mutual Funds shares were outstanding and entitled to vote. Of the shares outstanding and entitled to vote 70,552,667.130 shares were present and voting in person or by proxy, for a percentage of 62.69%.

2.	RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The selection by the Board of Trustees of the firm of Ernst & Young LLP, certified public accountants, as the independent certified public accountants for the fiscal year ending June 30, 2005, will be submitted for ratification or rejection by the shareholders at the annual meeting. If approved, Ernst & Young LLP will perform audit, tax preparation and other accounting services for the Trust for the fiscal year ending June 30, 2005.

The affirmative vote of a majority of the Trust’s outstanding voting securities is required for ratification of the selection of Ernst & Young LLP as defined in the Investment Company Act of 1940, the phrase “vote of a majority of the outstanding voting securities” means the vote of the holders of the lesser of (a) 67% of the shares present in person or represented by proxy and entitled to vote at the meeting, if the holders of more than 50% of the outstanding shares are so present or represented, and (b) more than 50% of the outstanding shares. Representatives of

Ernst & Young LLP are expected to be available at the annual meeting to respond to appropriate questions and have to the opportunity to make a statement.

(a)	Audit Fees

For the fiscal year ended June 30, 2003 and June 30, 2004 Ernst & Young LLP billed the Trust $77,150 and $82,000 respectively for professional services rendered for the audit of the Trust’s annual financial statements and the review of those statements included in the Trust’s annual report.

(b)	Audit-Related Fees

For the fiscal year ended June 30, 2003 and June 30, 2004 Ernst & Young LLP billed the Trust $7,000 and $8,400 respectively for assurance and related services that are reasonably related to the performance of the audit or review of the Trust’s financial statements and are not reported above. These services included Transfer Agent Review, for which Ernst & Young LLP billed the Trust $4,500 for the fiscal year ended June 30, 2003 and $5,500 for the fiscal year ended June 30, 2004, and valuation review for which Ernst & Young LLP billed the Trust $2,700 for the fiscal year ended June 30, 2003 and $2,900 for the fiscal year ended June 30, 2004.

(c)	Tax Fees

For the fiscal year ended June 30, 2003 and June 30, 2004 Ernst & Young LLP billed the Trust $14,350 and $20,000 respectively for professional services for tax compliance, tax advice, and tax planning, which included preparation of the Trust’s federal and state tax returns and review of the Tax portions of the Trust’s Prospectus and Statement of Additional Information.

(d)	All Other Fees

For the fiscal years ended June 30, 2003 and June 30, 2004 Ernst & Young LLP billed the Trust $4,500 and $5,000 respectively for the audit of Anti-Money Laundering Program.

For the fiscal years ending June 30, 2004 and June 30, 2005, prior to recommending engagement of the independent auditors, the audit committee has received from Ernst & Young LLP a proposed scope of services to be provided during the forthcoming fiscal year. The proposed scope of services delineates the audit and permitted non audit services to be completed. In addition, during the course of any fiscal year, the audit committee may and has identified other areas for review by the independent auditors. Services are provided by the independent auditors only after approval by the audit committee. Communications between the independent auditors and the audit committee concerning the scope of services, both audit and non audit services, are made directly and not through management. All (100%) of the services described above in paragraphs (B) through (D) were approved by the audit committee. Ernst & Young LLP does not provide services for the Trust’s investment adviser. For the fiscal years ended June 30, 2003 and June 30, 2004 Ernst & Young LLP engaged no persons other than its own full-time permanent employees to the audit of the Trust’s financial statements. For the fiscal years ended June 30, 2003 and June 30, 2004 Ernst & Young LLP billed the Trust $25,850 and $33,400 respectively for non-audit services. The audit committee does not consider the provision of the non audit services to be incompatible with maintaining the principal accountant’s independence.

Information about Dupree & Company, Inc., the Investment Adviser for All Series

Dupree & Company, Inc., 125 South Mill Street, Suite 100, Lexington, KY 40507, is the investment advisor for all series of the trust and also serves as the Transfer Agent. Dupree & Company or its wholly owned subsidiary have served as the Investment Advisor from 1979, beginning with the original series of the Trust, the former Kentucky Tax-Free Income Fund, Inc.

Thomas P. Dupree, Sr., who is Chairman of the Board of Dupree & Company, Inc. and owner of 51% of the stock of Dupree & Company, Inc. (Clara Dupree, 366 South Mill Street, Lexington, KY 40508, Mr. Dupree’s wife, is the owner of the remaining 49% of the stock of Dupree & Company, Inc.) also serves as President of the Trust’s Board of Trustees, which service constitutes Mr. Dupree’s principal occupation. William T. Griggs II is President and a Director of Dupree & Company, Inc. Mr. Griggs also serves as Vice President of the Trust. Michelle M. Dragoo is Vice President, Secretary and Treasurer of Dupree & Company, Inc., and serves the Trust in the same capacities. Alison L. Arnold is Assistant Vice President of Dupree & Company, Inc. and serves the Trust in the same capacities. No purchases or sales of securities of Dupree & Company, Inc. have occurred since the beginning of the most recently completed fiscal year.

For the fiscal year ending June 30, 2004, Dupree & Company, Inc. was paid $1,103,531 for services provided as Transfer Agent. The Transfer Agent fee is based on the net asset value of the Trust and is computed at the annual rate of .15% on the first $20,000,000 and .12% of all amounts in excess of $20,000,000. Dupree & Company, Inc. was paid the following amounts for services as Investment Adviser:

Alabama Tax-Free Income Series:	$4,667
Kentucky Tax-Free Income Series:	$2,534,221
Kentucky Tax-Free Short to Medium Series:	$510,792
Mississippi Tax-Free Income Series:	$1,139
North Carolina Tax-Free Income Series:	$195,819
North Carolina Tax-Free Short to Medium Series:	$38,846
Tennessee Tax-Free Income Series:	$331,799
Tennessee Tax-Free Short to Medium Series:	$49,092
Intermediate Government Bond Series:	$36,934

The Investment Advisor waived or reimbursed fees in the amounts of $20,794, $13,509, $38,376, $40,117 for the Alabama Tax-Free Income Series, Mississippi Tax-Free Income Series, North Carolina Tax-Free Short-to-Medium Series, and Tennessee Tax-Free Short-to-Medium Series respectively.

It is anticipated that for the Fiscal Year ending June 30, 2005, that the above listed fees may increase by 10%, contingent upon growth of each series and the overall size of the Trust.

Existing Investment Advisory Agreements

Each series, including each of the municipal bond series, is currently served by Dupree & Company, Inc., pursuant to agreements previously approved. The Investment Advisory Agreement for each municipal bond series is dated November 1, 2002, and was submitted to a vote of the shareholders on October 29, 2002. The Investment Advisory Agreement for the Intermediate Government Bond Series is dated November 1, 1997, and was submitted to a vote of the shareholders on October 29, 1997. Trustees of the Trust approved continuation of the Intermediate Government Bond Series Investment Advisory Agreement and all of Investment Advisory Agreements for the municipal bond series in a meeting held on October 29, 2003. At least annually each agreement of all series must be specifically approved by the Trust’s Board of Trustees at a meeting called for that purpose or by a vote of the holders of a majority of the series’ shares, and in either case, also by a vote of a majority of the Trust’s Trustees who are not “interested persons” of Dupree & Company, Inc. or the Trust within the meaning of the Investment Company Act of 1940. Each agreement is subject to termination by either party without penalty on 60 days written notice to the other, and it terminates automatically in the event of assignment.

Pursuant to each agreement, the Investment Adviser provides investment supervisory services, office space and facilities and corporate administration. Specifically, the Investment Adviser obtains and evaluates relevant information regarding the economy, industries, businesses, municipal issuers, securities markets and securities to formulate a continuing program for the management of each series’ assets in a manner consistent with the series’ investment objectives; and to implement this program by selecting the securities to be purchased or sold by the series and placing orders for such purchases and sales. In addition, the Investment Adviser provides for the series’ office needs, maintains each series’ books and records, assumes and pays all sales and promotional expenses incurred in the distribution of each series’ shares, staffs the series with persons competent to perform all of its executive and administrative functions, supervises and coordinates the activities of the Trust’s institutional and other agents (e.g. custodian, transfer agent, independent accountants, outside legal counsel), and permits its officers and employees to serve as Trustees and officers of the Trust, all without additional cost to the Trust.

Under each agreement, neither the Investment Adviser nor any of its directors, officers or employees performing executive or administrative functions for each series will be liable to the Trust for any error of judgment, mistake of law or other act or omission in connection with a matter to which the agreement relates, unless such error, mistake, act or omission involves willful misfeasance, bad faith, gross negligence or reckless disregard of duty or otherwise constitutes a breach of fiduciary duty involving personal misconduct.

Under each municipal bond series agreement, the Investment Adviser is compensated for its services at the annual rate of 1/2 of 1% of the first $100,000,000 average daily net asset value, .45 of 1% of the average daily net assets between $100,000,001 and $150,000,000 and .4 of 1% of the average daily net assets in between $150,000,001 and $500,000,000 and .35 of 1% of the average daily net assets in excess of $500,000,000. Under the agreement for the Intermediate Government Bond Series, the Investment Adviser is compensated for its services at the annual rate of .20 of 1% of the average daily net assets. The actual fees paid to the Investment Adviser for the fiscal year ending June 30, 2004, are stated above. Each agreement permits the Investment Adviser to voluntarily reimburse any series.

OTHER BUSINESS

The management of the Trust knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

SHAREHOLDERS’ PROPOSALS

If a shareholder wishes to present a proposal at the 2005 Annual Meeting of Shareholders, scheduled for that year, such proposal must be received by the Secretary of the Trust at the Trust’s Lexington office prior to May 31, 2005. Any proposal received after August 14, 2005 will be considered to be untimely. The Trustees and officers of the Trust welcome the opportunity to discuss proposals or suggestions any shareholder may have.